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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 333-76738, 333-108752, 333-111287, 333-116696, 333-118187, 333-123619, 333-131332, 333-134084, 333-140119, 333-160123 and 333-160126; Form S-8 Nos. 333-58168, 333-100077, 333-120061, 333-136126, 333-142938, 333-150769, 333-156035 and 333-161559;) of Inovio Biomedical Corporation and in the related Prospectuses of our report dated March 26, 2010, with respect to the consolidated financial statements of Inovio Biomedical Corporation, included in this Annual Report (Form 10-K) for the year ended December 31, 2009.

/s/ Ernst & Young LLP
San Diego, California
March 26, 2010

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm